Ontario Corporation Number 202728

Ministry of
Consumer and
Ontario Business Services
This is to certify that these articles
are effective on
May 06, 2004

/s/ Director
Director
Business Corporations Act

______________________________________________________________________________

ARTICLES OF AMENDMENT

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)

TRI-LATERAL VENTURE CORPORATION

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)

PAN AMERICAN GOLD CORPORATION

3. Date of incorporation/amalgamation:

1967-04-24
(Year, Month, Day)

4. Complete only if there is a change in the number of directors or the minimum/maximum number of directors.

Number of directors is/are: or minimum and maximum number of directors is are:

Number or minimum and maximum

_________ ________ _________

5. The articles of the corporation are amended as follows:

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. the Articles of the Corporation are amended to split the issued and unissued common shares on the basis of seven (7) common shares for each one (1) existing common share;

2. the Articles of the Corporation be and they are hereby amended to change the name of the Corporation from "Tri-Lateral Venture Corporation" to "Pan American Gold Corporation"; and

3. any one director or officer of the Corporation is authorized and empowered to execute and deliver, acting for, in the name of and on behalf of the Corporation, all such documents and to do all such other acts and things as may be considered necessary and desirable to give effect to this resolution including, without limitation, the delivery of the Articles of Amendment in the prescribed form to the Director appointed under the Business Corporations Act (Ontario).

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

2004-Feb-03
(Year, Month, Day)

These articles are signed in duplicate.

TRI-LATERAL VENTURE CORPORATION
(Name of Corporation)(If the name is to be changed by these articles set out current name)

By/

/s/ Greg Burnett, President
(Signature), (Description of Office)